EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-146340 on Form S-8 of our reports dated March 2, 2009, relating to the consolidated financial statements of athenahealth, Inc., and on the effectiveness of athenahealth Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of athenahealth, Inc. for the year ended December 31, 2008.
/S/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 2, 2009